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Exhibit 4.2

COMMON STOCK		COMMON STOCK
NUMBER	[GFI GROUP INC. LOGO]	SHARES
GFIG
THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, JERSEY CITY, NJ OR NEW YORK, NY	GFI Group Inc. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE	SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 361652 20 9
PAR VALUE $.01
THIS CERTIFIES THAT

is the owner of:

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK $.01 PAR VALUE PER SHARE OF
 GFI Group Inc.

        The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and the Bylaws of the Corporation and any amendments thereto (copies of which are on file with the Transfer Agent), to all of which provisions the holder by acceptance hereof, assents.

        This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

        IN WITNESS THEREOF, GFI Group Inc. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

Dated:

/s/ MICHAEL GOOCH CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER	GFI GROUP INC. CORPORATE SEAL 2001 DELAWARE	/s/ SCOTT PINTOFF SECRETARY

©SECURITY COLUMBIAN        UNITED STATES BANKNOTE COMPANY        1960

COUNTERSIGNED AND REGISTERED
EQUISERVE TRUST COMPANY, N.A.
TRANSFER AGENT
AND REGISTRAR

BY        /s/ STEPHEN CESSO
AUTHORIZED SIGNATURE

GFI Group Inc.

        The Corporation is authorized to issue Common Stock, $.01 par value, which may be issued in one or more series. A statement of the respective powers, designations, preferences and relative, participating, optional or other special rights of the Common Stock and any such series thereof and the qualifications, limitations or restrictions of such preferences and/or rights will be furnished without charge to the holder of record of this certificate upon written request to the Secretary of the Corporation.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–as tenants in common	UNIF GIFT MIN ACT–	Custodian
TEN ENT	–as tenants by the entireties		(Cust) (Minor)
JT TEN	–as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act (State)
		UNIF TRF MIN ACT–	Custodian (until age ) (Cust)
(Minor)
under Uniform Transfers to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

        For value received,                                              hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFICATION NUMBER OF ASSIGNEE
Please print or typewrite name and address including postal zip code of assignee shares of Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.
DATED

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
SIGNATURE(S) GUARANTEED:
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

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GFI Group Inc.